Exhibit 99.1

Range Impact Announces $10 Million Investment from Tacora Capital

CLEVELAND, OHIO – (June 3, 2026) – Range Impact, Inc. (OTC: RNGE) (“Range Impact” or the “Company”), a public company dedicated to acquiring, reclaiming and repurposing distressed coal mine properties throughout Appalachia, today announced a $10 million investment from Tacora Capital LP (“Tacora”) and a $4 million secured loan from its new wholly owned subsidiary, Range Cumberland LLC (“Range Cumberland”) to Cumberland Coal Corporation (“CCC”), a private mining company.

Tacora, a private capital fund located in Austin, Texas, has committed to purchase $10 million of Range Impact’s common stock through monthly financings over the next 12 months, priced at the volume weighted average price for each applicable month. The first common stock issuance closed on May 31, 2026, pursuant to which the Company issued Tacora 6,256,704 shares of the Company’s common stock in exchange for $1,750,000. Each of the eleven subsequent monthly investments will be $750,000.

Concurrently, Range Cumberland has agreed to provide a loan in an amount up to $4 million to CCC. CCC will use the loan proceeds for general working capital purposes.

Michael Cavanaugh, Range Impact’s Chief Executive Officer, stated, “We are excited to welcome Tacora Capital as our newest institutional investor.” Cavanaugh added, “Tacora’s $10 million investment represents a validating endorsement of our unique strategy and the significant opportunities we see ahead in the acquisition, reclamation, and redevelopment of former coal mine land throughout Appalachia. We are privileged to have such a sophisticated and well-respected investor as our partner and look forward to working closely with them to continue to build long-term value for all our shareholders.”

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through an innovative approach to impact investing. Range Impact seeks to develop long-term solutions to environmental, social, and economic challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking to solve old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com